Exhibit 99.1

Hub Group Announces Select Preliminary First and Second Quarter 2026 Financial Results

and Provides Update on Restatement Process

OAK BROOK, Ill., September 14, 2026 - Hub Group, Inc. (Nasdaq: HUBG) today announced select preliminary, unaudited financial results for the first and second quarters of 2026 and provided an update on the Company’s previously disclosed accounting review and ongoing restatement process.

David Yeager, Hub Group’s Chairman and Chief Executive Officer said, “Our finance and accounting team remains highly focused on completing the restatement process and becoming current with our financial reporting obligations. At the same time, our broader organization continues to serve our customers, identify growth opportunities, invest in our business and execute against our long-term strategy.”

“We are focused on driving growth, profitability and operating cash flows. Our team is executing a new cost reduction program with actions designed to improve yield and enhance efficiencies, and we look forward to providing more detail on these initiatives when we report our final full year 2025 results and restated financials,” said Phil Yeager, Hub Group’s President and Vice Chairman.

Preliminary First and Second Quarter 2026 Financial Results

The preliminary financial results presented below, including comparisons to prior year periods, reflect management’s current estimates based on information available as of the date of this release. These results are unaudited and remain subject to the completion of the restatement of the Company’s previously issued financial statements as well as the Company’s financial closing procedures and the preparation and review of its consolidated financial statements and related disclosures for fiscal year 2025 and for the first and second quarters of 2026. Accordingly, the Company’s final results may differ from the preliminary estimates presented below.

Based on preliminary financial results, revenue trends through the first half of 2026 have been near Company expectations, with consolidated operating revenue expected to be in the range of $1.70 billion to $1.80 billion. However, operating results during the first half of 2026 were negatively impacted by increased costs in fuel, rail and drayage, which negatively impacted Intermodal and Transportation Solutions (“ITS”) segment results, while excess capacity in Consolidation and Fulfillment negatively impacted Logistics segment results. Additionally, operating results were negatively impacted by incremental costs related to the accounting review and restatement work. The Company is not providing a range of operating income or loss due to ongoing financial closing procedures but does anticipate reporting an operating loss for the first half of 2026 before the impact of one-time charges.

In addition to its previously communicated cost reduction program, beginning in the second quarter of 2026 the Company initiated a new efficiency program with incremental initiatives focused on yield management across all services, consolidation of warehousing space, productivity enhancements with drivers and warehouse team members, targeted cost reductions and enhanced order to cash processes.

ITS revenue performance benefited from relatively stable volume trends and tightening market capacity conditions during the first half of 2026 that supported over-the-road conversion opportunities and pricing momentum, while segment operating results for the same period were negatively impacted by higher fuel, rail and drayage costs incurred prior to rate increases implemented beginning in the third quarter of 2026.

Logistics revenue performance benefitted from new business for Final Mile, while Managed Transportation experienced modest revenue declines due to lower customer activity in the first half of 2026. Brokerage revenue and volume declined as the Company focused on improving profitability, and Consolidation and Fulfillment revenue was negatively impacted by select customer attrition compared to the prior year period. The Company expects Logistics segment operating results in the first half of 2026 will be negatively impacted by pressures resulting from excess capacity in Consolidation and Fulfillment.

As of June 30, 2026, Hub Group had cash and cash equivalents of approximately $132 million and restricted cash of approximately $28 million. Debt at June 30, 2026 totaled approximately $198 million, which after giving effect to cash and cash equivalents of approximately $132 million, resulted in net debt of approximately $66 million. Capital expenditures for the six months ended June 30, 2026 are estimated to be approximately $12 million including investments in equipment and technology. In August 2026, the Company borrowed $75 million under its $450 million revolving credit facility.

Full Year 2026 Outlook

For full year 2026, the Company estimates consolidated operating revenue of approximately $3.6 to $3.8 billion and capital expenditures of approximately $40 million to $50 million.

Credit Agreement Amendment

On September 11, 2026, the Company amended its revolving credit agreement. The amendment extends the deadline for delivery to the lenders of the Company’s audited annual financial statements for the year ended December 31, 2025 and its unaudited quarterly financial statements for the quarterly periods ended March 31, 2026, June 30, 2026 and September 30, 2026 to November 30, 2026. The amendment also provides that costs and expenses incurred on or prior to December 31, 2026 in connection with the accounting review and restatement process may be added back in the calculation of EBITDA for purposes of the Company’s financial covenants.

Restatement and Financial Reporting Update

Hub Group continues to work diligently to complete the restatement of its previously issued financial statements for the years ended December 31, 2024 and 2023 and the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, and to file its Form 10-K for the year ended December 31, 2025, which will include results for the year ended December 31, 2025, which have not been previously issued, and restated results for the fiscal years ended December 31, 2024 and 2023, as well as its Forms 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026.

The Nasdaq Stock Market LLC (“Nasdaq”) granted the Company an exception through September 14, 2026 to file its Form 10-K for the year ended December 31, 2025 and Forms 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 with the Securities and Exchange Commission and regain compliance with Nasdaq Listing Rule 5250(c)(1). The Company has determined that it needs additional time to complete the restatements and related audits of its financial statements and expects to complete such filings in the fourth quarter of 2026.

As a result, the Company expects to receive a Staff Delisting Determination letter from the Listing Qualifications Department of Nasdaq notifying the Company that its Class A common stock will be delisted. Importantly, receipt of this notification will not immediately result in the suspension of trading or delisting of the Company’s Class A common stock. The Company intends to timely request a hearing before the Nasdaq Hearings Panel to appeal the determination within seven calendar days from receipt of any determination. The submission of this request would automatically stay any suspension or delisting action for 15 calendar days from the date of the request. It is further anticipated that in connection with the request for a hearing, the Company will seek a further stay of any suspension or delisting action pending the hearing process. Hearings are typically scheduled to occur approximately 30 to 45 days after the date of a company’s hearing request. While there can be no assurances, the Company expects that the Company’s Class A common stock will continue to trade on the Nasdaq Global Select Market during the hearing process. In addition, the Company expects to present to the Nasdaq Hearings Panel a compelling plan to regain full compliance with Nasdaq’s continued listing requirements and to secure sufficient time to execute such plan.

Preliminary Financial Results

The financial results for the first and second quarters of 2026 contained in this press release are preliminary and unaudited and represent management’s estimates based on information available as of the date of this release. The Company has not completed the restatement of its previously issued financial statements, nor its financial closing procedures for the periods presented, and the preliminary financial results are subject to adjustments that may result from the completion of those procedures, the ongoing restatement process and the preparation and review of the Company’s consolidated financial statements and related disclosures.

The preliminary financial results presented in this release are not a comprehensive statement of the Company’s financial results for the periods presented and should not be viewed as a substitute for complete financial statements prepared in accordance with accounting principles generally accepted in the United States. The Company’s actual results may differ materially from these preliminary estimates, and additional adjustments may be identified as the Company completes its financial reporting and restatement processes.

Certain Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding Hub Group’s expectations of its financial results and business performance for the first half of 2026 and first and second quarters of 2026, the effect of Hub Group’s actions to drive growth, profitability and operating cash flows, improve yield, and enhance efficiency, Hub Group’s growth potential, the timing of the restatement of the Company’s financial statements for the impacted periods and the filing of its Form 10-K for the year ended December 31, 2025 and its Forms 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, the Company’s estimated consolidated revenue and capital expenditures for full year 2026, the outcome of the Company’s anticipated request to Nasdaq for a stay from the suspension and delisting of its Class A common stock and its appeal to the Nasdaq Hearings Panel, and any other statements regarding Hub Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to complete the previously-announced restatement of its financial statements and regain compliance with Nasdaq’s listing rules; unanticipated delays that prevent the filing of the Company’s delinquent periodic reports in the fourth quarter of 2026; the impact that the restatement process and further delays in the financial close process or the related audit may have on Hub Group’s business, financial condition and results of operations; the risk that the Company’s request to Nasdaq for a stay from suspension or delisting will not be granted or that its plan to regain compliance with Nasdaq’s continued listing requirements will not be accepted by the Nasdaq Hearing Panel or, if accepted, will not allow for sufficient time for the Company to regain compliance, the Company’s ability to maintain compliance with the covenants in its revolving credit agreement, and other risks discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

These forward-looking statements speak only as of the date hereof and Hub Group assumes no obligation to update any such forward-looking statements.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG), our approximately 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

CONTACT: Garrett Holland, InvestorRelations@hubgroup.com